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Governance Engagement Deck APRIL 2023 | TARGA RESOURCES CORP.

Important Additional Information and Forward Looking Statements Important Additional Information: Targa Resources Corp. (“Targa” or the “Company”), its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with its upcoming 2023 annual meeting (the “Annual Meeting”). The Company filed its definitive proxy statement and accompanying proxy card with the U.S. Securities and Exchange Commission (the “SEC”) on March 30, 2023 in connection with such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The Company’s definitive proxy statement for the Annual Meeting also contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website at https://www.targaresources.com/investors/financial-information/sec-filings or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 22, 2023. Stockholders may obtain the definitive proxy statement, any amendments or supplements thereto and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://www.targaresources.com/investors/financial-information/sec-filings. Forward Looking Statements: Certain statements in this presentation and oral statements made in connection therewith are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can typically identify forward-looking statements by the use of words such as “may,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “potential,” “plan,” “forecast” and other similar words. All statements, other than statements of historical facts, included in this presentation that address activities, events or developments that Targa expects, believes or anticipates will or may occur in the future, are forward-looking statements. In particular, this presentation contains forward-looking statements pertaining to, but not limited to, information with respect to the following: Targa’s strategic plan, priorities, outlook and expected performance; environmental, social and governance (ESG) and sustainability- related goals, strategies, priorities and initiatives, including, among others, those related to greenhouse gas (GHG) emissions reduction, minimizing flaring volumes and minimizing the Company’s adverse impacts on the environment; our plans to achieve our ESG and sustainability-related goals and to monitor and report our progress thereon; ESG and sustainability-related engagement, commitments and disclosure; and other related items. The actual conduct of our activities, including the development, implementation or continuation of any goals, strategies, priorities and initiatives discussed or forecasted in this presentation may differ materially in the future. Moreover, many of the assumptions, standards, metrics and measurements used in preparing this presentation continue to evolve and are based on management assumptions believed to be reasonable at the time of preparation, but should not be considered guarantees. These forward-looking statements in this presentation rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside Targa’s control, which could cause results to differ materially from those expected by management. Therefore, the reader should not place undue reliance on these forward looking statements. Such risks and uncertainties include, but are not limited to, operational issues with the Company’s facilities, the success of our maintenance and asset integrity programs, the success of our efforts to standardize and streamline our processes and maintenance activities, the success of our efforts to reduce our flaring and venting activities, weather, political, regulatory and market conditions, including a decline in the price and market demand for natural gas, natural gas liquids and crude oil, the impact of pandemics or any other public health crises, commodity price volatility due to ongoing or new global conflicts, actions by the Organization of the Petroleum Exporting Countries (“OPEC”) and non-OPEC oil producing countries, the timing and success of business development efforts, Targa’s ability to gather reliable data regarding the environmental impact (including GHG emissions) of its operations and technologies, the availability and relative attractiveness of renewable and low carbon business opportunities and solutions, Targa’s ability to successfully implement various sustainability and emission management and reduction initiatives throughout the organization, the compliance of various third parties and contractors with Targa’s policies and procedures and legal requirements, and other uncertainties. These and other applicable uncertainties, factors and risks are described more fully in Targa’s filings with the SEC, including its most recent Annual Report on Form 10-K, and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Other unpredictable or unknown factors not discussed in this report could also have material adverse effects on Targa, its operations or the outcomes described in the forward-looking statements in this presentation. The forward-looking statements and statements of intention in this presentation speak only as of the date of the preparation of this presentation. Targa does not undertake, and expressly disclaims, any obligation to update or revise any forward looking statement or statements of intention, whether as a result of new information, future events, or otherwise. While this presentation describes potential future events and matters that may be significant, and with respect to which we may even use the word “material” or “materiality”, the potential significance of these events and matters should not be read as equating to “materiality” as the concept is used in connection with Targa’s required disclosures made in response to SEC and exchange rules and regulations. Moreover, while we have provided information on several ESG and sustainability-related topics, including goals and ambitions, there are inherent uncertainties in providing such information, due to the complexity and novelty of many methodologies established for collecting, measuring, and analyzing ESG and sustainability-related data. While we anticipate continuing to monitor and report on certain ESG and sustainability-related information, we cannot guarantee that such data will be consistent year- to-year, as methodologies and expectations continue to evolve. Moreover, we hereby expressly disclaim any obligation or duty not otherwise required by legal, contractual, and other regulatory requirements to update, correct, provide additional details regarding, supplement, or continue providing such data, in any form, in future. Furthermore, there are sources of uncertainty and limitations that exist that are beyond our control and could impact the Company’s plans and timelines, including the reliance on technological and regulatory advancements and market participants’ behaviors and preferences. This information may be modified, updated, changed, deleted or supplemented from time to time without notice and we reserve the right to make any such modifications in our sole discretion. In some cases, the information is prepared, or based on information prepared, by third-party vendors and consultants and is not independently verified by Targa. This data should not be interpreted as any form of guaranty or assurance of future results or trends. Unless otherwise provided, the information contained in this presentation is expressly not incorporated by reference into any filing of Targa made with the SEC, or any other filing, report, application, or statement made by Targa to any federal, state, tribal, or local governmental authority. INVESTOR PRESENTATION 2

Overview and Strategic Outlook Integrated NGL business, coupled with strong business fundamentals support increasing cash flow outlook Diverse & Vertically Integrated Asset Platform Committed to safety, reliability § Targa’s operations connect natural gas and NGLs to markets with increasing demand and environmental stewardship for cleaner fuels and feedstocks § Premier asset base connects wellhead volumes in leading basins, including the Permian, with Gulf Coast and export markets Significant Financial Flexibility Investing in high-return projects that leverage integrated system § Strong investment grade balance sheet § Robust long-term growth outlook underpinned by organic investment opportunities and strong fee-based earnings § Returning an increasing amount of capital to shareholders Positioned to return increasing Positioned for Long-Term Success capital to shareholders over time § Focused on long-term business sustainability § Single C-Corp public security with excellent alignment with common shareholders; included in S&P 500 INVESTOR PRESENTATION 3

2022 in Review – Another Milestone Year for Targa

Targa's record operational and financial performance in 2022 provides significant momentum for 2023+

+36%	+41%	IG	$542MM
YoY increase in Targa's Permian natural gas volumes	YoY increase in Adjusted EBITDA[(1)]	Upgraded to investment grade at Fitch/Moody's/S&P	Aggregate capital returned to shareholders in 2022

Strategic

- ✓ Invested in attractive, high- returning organic growth opportunities
- ✓ Completed Delaware Basin acquisition, increasing Permian size, scale and fee-based margin
- ✓ Completed bolt-on acquisition in South Texas
- ✓ Issued fourth annual Sustainability Report

Operational Commercial

- ✓ Record Permian inlet gas volumes
- ✓ Record NGL pipeline transportation and fractionation volumes
- ✓ Continued commercial success across asset footprint
- ✓ Safely completed Legacy and Red Hills VI plants ahead of schedule and on budget

Financial

- ✓ Record net income of $1.2B and adjusted EBITDA of $2.9B
- ✓ Strong balance sheet with significant financial flexibility
- ✓ Increased YoY capital returned to shareholders
  - Increased common dividend
  - Repurchased $225 million of common shares

(1) Adjusted EBITDA is a non-GAAP measure. Please see the section of this presentation entitled "Non-GAAP Financial Measures" for a discussion of adjusted EBITDA and a reconciliation of such measure to its most directly comparable GAAP financial measure.

INVESTOR PRESENTATION 4

Sustainability Highlights Our Goals by 2025 (1) From 2021 Sustainability Report § Reduced combined Scope 1 and Scope 2 GHG intensity by 12% 0.08% § Reduced flaring volumes from emissions events by 40% Reduce our methane intensity to § Exported approximately 4.9 billion gallons of LPG globally in 2021 that can contribute to 0.08% for our gathering and lowering global emissions when they offset the use of higher GHG-emitting fuels boosting segment § Completed aerial methane detection on 13,000 miles of pipelines and 162 surface facilities in the Permian § Decreased preventable vehicle accident rate by 31% § Received the International Liquid Terminals Association (ILTA) safety excellence award 0.11% for the second year in a row Reduce our methane intensity § Board-level Sustainability Committee continues to oversee ESG related risks and to 0.11% for our processing environmental and safety performance, as well as management’s implementation of segment strategy to integrate sustainability into various business activities Targa sits on the ONE Participated in API Expanded commitment TCFD-aligned Future Steering Committee Environmental to implement methane disclosures and participates in the Partnership aerial reduction projects Technical Committee methane surveys (1) More information on Targa’s efforts in the areas of Safety, Environment, Social and Governance can be found in our 2021 Sustainability Report, published October 2022, available on our website at www.targaresources.com/sustainability INVESTOR PRESENTATION 5

Annual Meeting Overview The Board of Directors invites Targa’s stockholders to the Company’s Annual Meeting on May 23, 2023, at 8:00 a.m. Central Time. The Annual Meeting is being held to vote on the five items below Proposal 1 – Election of Directors § Board Recommendation: FOR the election of Paul W. Chung, Charles R. Crisp, and Laura C. Fulton as the Board of Directors’ nominees for election as Class I Directors Proposal 2 – Ratification of Independent Auditors § Board Recommendation: FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2023 Proposal 3 – Advisory “Say on Pay” Vote § Board Recommendation: FOR the approval, on an advisory basis, of the compensation of our named executive officers for the fiscal year ended December 31, 2022 Proposal 4 – Advisory Vote on “Say on Pay” Frequency § Board Recommendation: FOR the approval, on an advisory basis, of the frequency of future advisory votes to approve the compensation of our named executive officers to occur annually Proposal 5 – Shareholder Proposal § Board Recommendation: AGAINST the approval of the stockholder proposal requesting that the Company issue a report assessing policy options related to venting and flaring INVESTOR PRESENTATION 6

Board Composition and Diversity Targa’s Board of Directors possesses varied, diverse perspectives Board Gender Diversity Trend % Female 27% 27% 23% 20% 18% Demographic Background 10% Targa Board Tenure (Years)¹ 4 2 3 12 7 6 9 12 3 10 11 Gender (Male/Female) F M F M M M F M M M M Race / Ethnicity 2018 2019 2020 2021 2022 2023 Asian / Pacific Islander X Black X Board Independence Average Age (63.9) Caucasian/White X X X X X X X X X Committee Membership C 27% Audit X X X 36% C Compensation X X X C Nominating and Governance X X X 73% C Independent Risk Management X X X 37% C Sustainability X X X X < 60 60 - 69 > 69 Targa’s Board Recommends stockholders vote FOR the Election of Nominees Chung, Crisp, and Fulton C = Committee Chair INVESTOR PRESENTATION ¹As of the date of the Annual Meeting. Tenure calculated from the closing date of the Targa initial public offering. 7 Bowman Chung Cooksen Crisp Davis Evans Fulton Joyce Meloy Perkins Redd

Board Skillsets and Governance Practices

Targa's Board of Directors maintains a diverse range of skills and experiences that lend themselves to effective corporate governance and protection of shareholders' interests

	Bowman	Chung	Cooksen	Crisp	Davis	Evans	Fulton	Joyce	Meloy	Perkins	Redd
Knowledge, Skills, Experience											
Accounting			X				X	X	X	X	X
Business Operations	X	X		X	X	X		X	X	X	X
Capital Management	X	X	X	X	X	X	X	X	X	X	X
Corporate Governance Leadership		X		X	X	X	X	X	X	X	X
Executive Experience	X	X		X	X	X	X	X	X	X	X
Financial Expertise	X		X	X	X	X	X	X	X	X	X
HR / Compensation				X	X	X		X	X	X	X
Independence	X		X	X	X	X	X	X			X
Industry Experience	X	X		X	X	X	X	X	X	X	X
Legal / Regulatory	X	X	X	X	X	X	X	X	X	X	X
Mergers & Acquisitions	X	X		X	X	X	X	X	X	X	X
Public Company Board Experience	X			X	X	X	X	X		X	X
Risk Management	X	X	X	X	X	X	X	X	X	X	X
Strategic Planning / Oversight	X	X	X	X	X	X	X	X	X	X	X

Oversight of Sustainability

- Full Board reviews Targa's sustainability progress on a quarterly basis
- Sustainability Committee oversees ESG related risks and compliance with all laws, regulations, and Company policies and procedures related to ESG topics
- Compensation Committee oversees alignment of executive compensation with sustainability goals

Robust Lead Independent Director

- Chairs executive sessions of the independent directors and meetings of the non-management directors in Chairman's absence
- Authority to call additional executive sessions or meetings of the independent directors

Shareholder Engagement

- Communicate with shareholders through various platforms, including investor conferences, sustainability report, and regular calls
- Regularly engage on business strategy and performance, corporate governance, sustainability, executive compensation, and other topics
- Annual outreach to top 25 shareholders specifically related to sustainability

INVESTOR PRESENTATION

8

Executive Compensation Practices Executive Compensation Practices What We Do What We Don’t Do ü Provide majority of NEO compensation in the form of performance-based, × No hedging or pledging of Company stock at-risk, long-term compensation × No single-trigger change-in-control severance arrangements ü Use blend of absolute and relative performance metrics in incentive plans × No single-trigger change-in-control vesting for NEO equity awards ü Maintain a comprehensive clawback policy aligned with industry norms × No excise tax gross-ups ü Complete an annual compensation risk assessment × No perquisites or supplemental benefits not generally available to other ü Significant stock ownership guidelines for directors and senior management employees (5x for CEO, 3x for NEOs, 5x for non-employee Directors) × No executive compensation practices that promote excessive risk ü Retain an independent consultant to advice the Compensation Committee × No employment contracts Emphasis On At-Risk Variable Compensation CEO TOTAL TARGET DIRECT Other NEOs Base COMPENSATION MIX Base Salary 9.1% Salary Restricted 17.7% Target Shares Two consecutive Restricted Bonus 31.7% Shares 18.2% Target years of 97% or 36.4% Bonus greater support on 18.9% Relative TSR Relative TSR Performance Say on Pay Performance Units Units 36.4% 31.7% 91% at-risk 82% at-risk INVESTOR PRESENTATION 9

Executive Compensation Structure Guiding Principles Element Key Characteristics Performance Shareholder Competitiveness Accountability Alignment § Annual fixed cash compensation Base Salaryü § Critical factor in attracting and retaining qualified talent § Annual variable cash award Annual Incentives§ Tied to achievement of key financial, operational, and üüü strategic objectives Long-Term Incentives§ Equity-based awards vesting over multiple yearsüüü Annual Incentive Plan Annual Incentive Performance Metrics Long-Term Equity Incentive Plan Sustainability, Financial Performance (60%) 10% u Distributable cash flow per share u Adjusted EBITDA Operational Performance (30%) u Volume growth Operational PSUs, 50% RSUs, 50% Performance, u Cost discipline (Relative TSR) 30% Financial u Project & commercial execution Performance, 60% Sustainability (10%) u Talent management u Environmental, social and governance (“ESG”) (1) Targa’s Board Recommends stockholders vote FOR the Safety Overlay Approval of Say on Pay (1) Operates outside plan as a modifier that can reduce plan payout if performance is below expectations, but will not be used to increase plan payouts INVESTOR PRESENTATION 10

Shareholder Proposal The Board of Directors unanimously recommends that stockholders vote AGAINST the shareholder proposal because: Targa’s disclosures and practices already substantially address what the proposal is asking for 1 (see next slide and appendix for additional detail) There are elements of the shareholder proposal that are restrictive and not feasible, and thus negatively 2 impact shareholder value Remaining Elements of Proposal are Restrictive and Not Feasible X Scope 3: A Scope 3 reduction target is uncommon amongst Targa’s direct peers and requests Targa to set emissions reduction targets for the operations of other businesses X Not Feasible: Setting a target for upstream customers would require in-depth analysis and assessment of operations that are not under Targa’s control and Targa may not have access to the relevant information X Negative Financial Impact: Setting a target could result in Targa rejecting business from customers – negatively impacting Targa financially X The above elements are overly restrictive, not feasible, and could have direct, negative financial and commercial impacts on Targa’s business – and thus long-term shareholder value INVESTOR PRESENTATION 11

Shareholder Proposal

*The Board of Directors unanimously recommends that stockholders vote **AGAINST** the shareholder proposal*

Summary of Proponent's Requests [1]	Targa's Existing Practices (see appendix for additional detail)	
Assess policy options to curtail upstream venting and flaring and flaring attributable to or influenced by Targa's midstream activities	✓ Asset Integrity Program ✓ Comprehensive Maintenance Program	✓ Centralized Gas Control ✓ Gathering System Flexibility
Procedures to provide as much advance notice as practicable to upstream operators about potential outages or planned maintenance activities to allow operators to appropriately permit emissions, to shut-in production or reroute associated gas to avoid flaring at processing plants or production facilities	✓ Formal and informal communication channels ✓ Stay informed and inform customers of maintenance activities or shutdowns	✓ Communication with customers at multiple levels ✓ Gathering System Flexibility
Coordination efforts with upstream operators on projected timing and volumes from new wells to secure takeaway capacity for when production begins	✓ Communication with customers at multiple levels ✓ Working to help customers reach their flaring and sustainability goals	✓ Understand customers' forecasted volume and drilling plans ✓ Formal and informal communication channels
Procedures to increase operational reliability at Targa's facilities and enable Targa-operated flares are properly operating	✓ Asset Integrity Program ✓ Monitoring of Pipelines ✓ Comprehensive Maintenance Program	✓ Focusing on Compressor Reliability ✓ Emission Event Review and Analysis ✓ Flare Design
Setting short- or medium-term flaring reduction targets covering its own and upstream flaring, and committing to continuously reducing these figures over time	X **Scope 3:** Reduction target for Targa's upstream customers is uncommon amongst direct peers and requires assessing (and setting targets for) operations that are not under Targa's control X **Not Feasible:** Contractually limited to either gather data or enforce such targets X **Negative Financial Impact:** Even if feasible, setting such targets could lead to rejecting business from customers and have a direct negative financial impact on Targa	

(1) The full text of the Proponent's proposal and supporting statement, as well as the Company's statement in opposition, can be found in the Company's 2023 Proxy Statement, available at https://www.targaresources.com/investors/financial-information/sec-filings

INVESTOR PRESENTATION 12

Appendix: Existing Programs and Efforts to Reduce Flared Volumes INVESTOR PRESENTATION 13

Approach to Reducing Flared Volumes Targa is focused on safe and efficient operations. Capturing and processing gas is at the heart of our midstream operations As a responsible operator, we endeavor to reduce the environmental impact We explore innovative technologies to reduce of our operations wherever feasible flaring emissions and identify operational improvements to reduce the need for flaring We regularly evaluate and refine our practices in order to strive to ensure safe, reliable, and environmentally responsible operations. This includes collaborating with our upstream While we strive to reduce flaring, flares are important customers to prevent venting and flaring during planned maintenance events. safety devices that protect our equipment, employees, and the public from overpressure situations. When operational flaring is necessary, we deploy efficient We actively monitor for and repair leaks, seek to mitigate flaring events, combustion technologies that meet applicable regulatory investigate incidents to determine corrective actions, and analyze data design and operational requirements, including 98% routinely to reduce methane emissions destruction of volatile organic compounds. As part of our commitment to environmental responsibility, we aim to reduce emissions through Additionally, we utilize vapor recovery units to recover proper management of flaring. We continuously monitor our operations to promote regulatory gas that would otherwise be flared or lost to the compliance and focus on operational excellence to reduce unexpected emissions. atmosphere. We also evaluate and expand pipeline gathering system capacity and connectivity to reduce potential field gas flaring by producers. Most of Targa's flaring results from unplanned events like third-party outages, weather, and unplanned maintenance events We work directly with power providers, third-party pipelines, and producers to seek to reduce emissions from our operations while endeavoring to provide excellent service to our customers. Capturing and processing gas is at the heart of our midstream operations. INVESTOR PRESENTATION 14

Maintenance’s Role in Reducing Flaring Targa’s comprehensive maintenance program includes preventative, predictive, and corrective maintenance to enable our equipment to operate safely and efficiently. Since midstream assets are regulated by federal and state agencies, our flares must meet stringent operating standards which include exit velocity, heat content, and continuous monitoring. We are dedicated to reducing our environmental impact through responsible operational practices and consistent efforts to reduce the number of equipment failures under our control. Preventative maintenance includes routine maintenance conducted on each major piece of equipment in line with, at minimum, Preventative recommended maintenance schedules from manufacturers' Original Equipment Manufacturer (OEM) manuals. Targa’s long-time Maintenance experience operating midstream assets means that in some cases, we conduct maintenance at a more frequent cadence than required by regulation and suggested by manufacturers' OEM manuals, helping Targa maintain operational excellence and reliability. Predictive Predictive maintenance utilizes data analytics to identify potential issues before they occur. When necessary, we take corrective measures to promptly address these issues. Maintenance Corrective maintenance is a measure taken either before or after unexpected equipment downtime. When corrective maintenance does occur, the team investigates the problem to understand the cause in order to learn from the issue and prevent it from occurring again. The analytics from these investigations can help us eliminate repeat failures. Where needed, our management team allocates additional resources to solve for these issues. Corrective Maintenance As part of corrective maintenance, our team seeks to respond promptly to equipment malfunctions to reduce downtime and ensure safe and reliable operations. We conduct thorough investigations of incidents to understand their cause and take corrective action to prevent recurrence in the future. We analyze such events to find solutions through operational or equipment changes, increased communication with upstream suppliers and downstream pipeline operators, and/or by investing in new projects and technology enhancements. INVESTOR PRESENTATION 15

Asset Integrity’s Role in Reducing Flaring Our Asset Integrity Program helps Targa operate in a reliable and responsible manner Project Anywhere Asset Integrity Management Enterprise Asset Management for a modern workforce Launched in 2021, Project Anywhere is a digital § We know that our assets must remain safe and reliable to serve our customers transformation project aimed at utilizing technology and provide long-term benefits for our stakeholders. One of the most effective to standardize and streamline our processes and ways for Targa to prepare for unplanned events is by maintaining a strong asset maintenance activities to improve our overall integrity program. Because flaring activity is often related to unplanned events, efficiency and effectiveness. This new Enterprise our Asset Integrity Program is an important aspect of helping Targa reduce Asset Management system is an important tool to flaring activity. enhance innovation, automation, and technology § Our Asset Integrity Program is designed to align with state and federal adoption to help create more agile and sustainable regulations and to adequately maintain our vessels, caverns, pipes, and other operations. The system also tracks important process equipment and controls within their safety specifications. Our assets and information that is used to help us monitor and improve our safety and environmental processes are built and operated using recognized engineering practices and performance. Through the project, we aim to: standards. Our integrated management system is designed to allow these assets to continue to stay within those standards and appropriately evaluate any § Compile and standardize all organizational changes to our process designs before implementation. assets, including type, location, and criticality; § Our employees and contractors actively participate in reviewing changes § Establish standard work tasks and frequency, to our operational procedures and hazard assessments. Additionally, we along with requirements for associated data; seek to maintain a qualified workforce trained on operational, maintenance, and emergency, and shutdown procedures specific to our operations. § Use data to drive optimization decisions. INVESTOR PRESENTATION 16

Management Practices to Reduce Flaring Targa is focused on operating responsibly and aims to reduce emissions through various management practices including but not limited to: Our gas gathering systems are monitored by a centralized group that coordinates control of gas to residue gas markets, monitors field operations, and helps operations personnel respond to changes in system dynamics. In one area, the gas control group has the ability to monitor increasing system pressures and call out to field operations. When the notification is received, a Targa team member responsible Centralized for area response investigates the issue and ensures the appropriate correction occurs. Targa collects the data from these call outs in Gas Control order to analyze for cause and preventative measures. This analysis can include conversations between Targa and the producers to better understand an individual circumstance, as well as review and communicate relevant new information. Monitoring systems allow Targa to proactively respond to increasing pressures prior to the need to vent or flare, thus reducing flaring and emissions events. Across our assets, Targa has invested in connecting gas gathering systems in order to provide the best service possible to our customers. Gathering Having the ability to reroute gas when scheduled maintenance or unplanned events occur allows our producers to rely on our System service as well as help their operations remain stable. The increased flexibility in our system also allows us to reduce any Flexibility unnecessary flaring. Another way Targa works to reduce flaring during scheduled maintenance or unplanned events is by working with third party pipelines to accept additional gas, called a nomination, into that pipeline. We also work to maintain relationships and arrangements where we Gas Scheduling may be able to offload gas to a third party for processing or transport. Capturing During maintenance activities, equipment and pipelines may need to be shut down and the gas evacuated to create a safe working environment. As an alternative to flaring or venting this gas, Targa can reroute the gas to a low pressure system and capture it for Maintenance processing. This practice not only eliminates emissions but also keeps the gas in our system. Gas INVESTOR PRESENTATION 17

Management Practices to Reduce Flaring (Cont.) Each of these strategies helps Targa reduce flaring and minimize our environmental impact, while also improving our operational reliability, quality customer service, and bottom line Compressors, and their associated engines, are used to increase pressure to move gas through the gas gathering system from production Focus on to the gas processing plant. Keeping gas flowing is key to providing good service to our customers who rely on us to keep their own Compressor operations running smoothly. By focusing on compressor and compressor engine maintenance programs, Targa provides reliable Reliability service to our customers and reduces unplanned flaring or venting. All of Targa’s assets are regulated by the Clean Air Act implemented either by the EPA or the local state agencies. Our flares are required to meet specific requirements including the use of assist gas for proper combustion of the vented stream. Proper use of assist gas Flare Design ensures that our flares are working as designed and that no excess gas is wasted. Emissions events gets logged along with associated volumes in a maintenance system that is reviewed regularly with local teams of engineering, operation, and environmental personnel. Summary information from each region is reviewed with the Targa Management Emission Event Team monthly. Targa cross functional teams review emission event data to identify the underlying reason for why an emissions event Review and occurred. The teams identify any trends that may require replacing a piece of equipment or reprogramming equipment to reduce Analysis emissions events or flaring activity. Applying the learnings from these analyses allows Targa to proactively reduce emissions and unnecessary flaring events. Targa has a long history of working closely with industry groups and regulatory agencies to facilitate knowledge transfer and Collaborating best practices sharing. Through our work with AP Environmental Partnership and ONE Future, we have been able to not only learn With Industry about innovative technologies but also share in pilot programs like the methane aerial surveys or the Colorado State compressor study on and Regulatory methane slip. We have also hosted agencies like the Texas Commission of Environmental Quality on tours of our assets and even Agencies provided some midstream specific training to others. INVESTOR PRESENTATION 18

Communications with Our Upstream Customers Regular communications with our customers enables Targa to provide reliable customer service and energy We work closely with upstream operators to understand their forecasted volume along with their drilling plans. This helps us to: § Forecast and stay ahead of our customers’ business needs; and § Plan our maintenance activities together and reduce disruptions to operations when possible. Communication channels between us and our partners exist at multiple levels – from Helping Our Upstream Customers Reach their Goals operations teams, to commercial teams, up to executives. Through these channels, Targa seeks to stay informed about potential shutdowns or upcoming maintenance As a midstream company, Targa benefits activities from upstream producers and provide information on our own activities. financially by partnering with producers who The level and frequency of communication is dependent on a variety of factors have either goals or regulatory requirements to including the scale of the operations and sustainability goals of our customers. reduce routine flaring from their operations. There are more frequent communications around major routine activities. Certain producers have their own ESG goals Employee Participation: Across the organization, Targa is committed to ensuring our operations that may require additional communication and meet or exceed regulatory compliance, and we encourage open dialogue and regular discussions strategy planning with Targa. Where these amongst the team. Our employees strive to ensure systems are monitored and equipment is companies have sustainability goals related to operational so that we can ensure best-in-class customer service while protecting the their own flaring, Targa may engage in environment. By engaging with our employees through effective and prompt communications, we increased communication about expected and can further work to ensure that our products are kept safely in the pipeline, reducing the need for unexpected maintenance activities. flaring. INVESTOR PRESENTATION 19

Appendix: Disclosure Frameworks and Non-GAAP Reconciliation INVESTOR PRESENTATION 20

TCFD

TCFD PILLAR	RECOMMENDED DISCLOSURES	LOCATION
Governance	a. Describe the board's oversight of climate-related risks and opportunities.	2021 Sustainability Report pg. 10, 15, 24, 52 Sustainability Committee Charter pg. 1
	b. Describe management's role in assessing and managing climate-related risks and opportunities.	2021 Sustainability Report pg. 10, 15
Strategy	a. Describe the climate-related risks and opportunities the organization has identified over the short, medium, and long term.	2021 Sustainability Report pg. 16, 20 2022 10-K pg. 24, 26, 29, 32, 46-48
	b. Describe the impact of climate-related risks and opportunities on the organization's businesses, strategy, and financial planning.	2021 Sustainability Report pg. 16, 20 2022 10-K pg. 24, 26, 29, 32, 46-48
	c. Describe the resilience of the organization's strategy, taking into consideration different climate-related scenarios, including a 2°C or lower scenario.	2021 Sustainability Report pg. 16-20 2022 10-K pg. 29, 46-48, 55-56
Risk Management	a. Describe the organization's processes for identifying and assessing climate-related risks.	2021 Sustainability Report pg. 15, 21, 24, and 52 2022 Proxy Statement pg. 24
	b. Describe the organization's processes for managing climate-related risks.	2021 Sustainability Report pg. 21 and 52 2022 Proxy Statement pg. 24
	c. Describe how processes for identifying, assessing, and managing climate-related risks are integrated into the organization's overall risk management.	2021 Sustainability Report pg. 15, 21, 24, and 52 2022 Proxy Statement pg. 24
Metrics & Targets	a. Disclose the metrics used by the organization to assess climate-related risks and opportunities in line with its strategy and risk management process.	2021 Sustainability Report pg. 16-21, 57, 61-62 2022 Proxy Statement pg. 25
	b. Disclose Scope 1, Scope 2 and, if appropriate, Scope 3 greenhouse gas (GHG) emissions and the related risks.	2021 Sustainability Report pg. 16-21, 57, 61-62 2022 Proxy Statement pg. 25
	c. Describe the targets used by the organization to manage climate-related risks and opportunities and performance against targets.	2021 Sustainability Report pg. 10, 16-21, 57, 61-62 2022 Proxy Statement pg. 25

*Please note that certain of the referenced materials are subject to various notes and disclaimers that should be considered in conjunction with these disclosures.

INVESTOR PRESENTATION
21

SASB

SASB TOPIC	SASB CODE (A)	ACCOUNTING METRIC	DISCLOSURE LEVEL	LOCATION OR DIRECT ANSWER
Greenhouse Gas Emissions	EM-MD110a.1[1,2]	Gross global Scope 1 emissions, percentage methane, percentage covered under emissions-limiting regulations	Disclosed	Sustainability Report – subsections Environmental, Performance Data Tables, EIC Template V2.0. Percent methane only for current and previous reporting year. 99% of our operations covered by the EPA GHG reporting rule. 0% covered under emissions-limiting regulations.
	EM-MD110a.2	Discussion of long-term and short-term strategy or plan to manage Scope 1 emissions, emissions reduction targets, and an analysis of performance against those targets	Partial	Sustainability Report – subsections Environmental, Performance Data Tables, EIC Template V2.0
Air Quality	EM-MD120a.1[2]	Air emissions of the following pollutants: (1) NOx (excluding N2O), (2) SOx, (3) volatile organic compounds (VOCs), and (4) particulate matter (PM10)	Disclosed	Sustainability Report – subsections Environmental, Performance Data Tables, EIC Template V2.0
Ecological Impacts	EM-MD160a.1	Description of environmental management policies and practices for active operations	Disclosed	Sustainability Report – subsection Environmental
	EM-MD160a.2	Percentage of land owned, leased, and/or operated within areas of protected conservation status or endangered species habitat	Disclosed	Sustainability Report – subsections Environmental, Performance Data Tables
	EM-MD160a.3	Terrestrial acreage disturbed, percentage of impacted area restored	Not Disclosed	Not tracked
	EM-MD160a.4	Number and aggregate volume of hydrocarbon spills, volume in Arctic, volume in Unusually Sensitive Areas (USAs), and volume recovered	Partial	Sustainability Report – subsections Performance Data Tables, EIC Template V2.0. Targa does not have operations in the Arctic. Targa attempts to recover 100% of spilled volumes; however, does not currently track exact totals

(1) Beginning in 2020, Targa completed an inventory estimating emissions from all facilities including those outside of the EPA Mandatory Greenhouse Gas Reporting Rule boundary. The emission calculation methodology matches that found in the Mandatory Greenhouse Gas Reporting Rule.
(2) As reported to state and federal agencies.

INVESTOR PRESENTATION

22

SASB (cont.)

SASB TOPIC	SASB CODE (A)	ACCOUNTING METRIC	DISCLOSURE LEVEL	LOCATION OR DIRECT ANSWER
Competitive Behavior	EM-MD520a.1	Amount of legal and regulatory fines and settlements from Federal pipeline and storage, rate, access, and pricing regulations	Not disclosed	Not tracked
Operational Safety, Emergency Preparedness, and Response	EM-MD540a.1	Number of reportable pipeline incidents, percentage significant	Partial	Sustainability Report – subsection Performance Data Tables
	EM-MD540a.2	Percentage of natural gas and hazardous liquids pipelines inspected	Disclosed	Sustainability Report – subsection Performance Data Tables
	EM-MD540a.4	Discussion of management systems used to integrate a culture of safety and emergency preparedness throughout the value chain and throughout project lifecycles	Partial	Sustainability Report – subsections Environmental, Safety and Social
Activity Metric	EM-MD-000.A	Total miles of: (1) natural gas, (2) crude oil, and (3) refined petroleum products transported, by mode of transport	Disclosed	Sustainability Report – subsection Performance Data Tables, Website Sustainability Page

INVESTOR PRESENTATION 23

Non-GAAP Financial Measures This presentation includes adjusted EBITDA, a non-GAAP financial measure used by the Company. The following table provides a reconciliation of this non-GAAP financial measure to its most directly comparable GAAP measure. The Company utilizes non-GAAP measures to analyze the Company’s performance. The GAAP measure most directly comparable to this non-GAAP measure is income (loss) from operations. This non-GAAP measure should not be considered as an alternative to GAAP measures and has important limitations as an analytical tool. Investors should not consider non-GAAP measures in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Additionally, because adjusted EBITDA excludes some, but not all, items that affect net income, and is defined differently by different companies within the Company’s industry, the Company’s definition may not be comparable with similarly titled measures of other companies, thereby diminishing its utility. Management compensates for the limitations of the Company’s non-GAAP measures as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these insights into the Company’s decision- making processes. Adjusted EBITDA The Company defines adjusted EBITDA as Net income (loss) attributable to Targa Resources Corp. before interest, income taxes, depreciation and amortization, and other items that the Company believes should be adjusted consistent with the Company’s core operating performance. The adjusting items are detailed in the adjusted EBITDA reconciliation table and its footnotes. Adjusted EBITDA is used as a supplemental financial measure by the Company and by external users of the Company’s financial statements such as investors, commercial banks and others to measure the ability of the Company’s assets to generate cash sufficient to pay interest costs, support the Company’s indebtedness and pay dividends to the Company’s investors. INVESTOR PRESENTATION 24

Non-GAAP Measures Reconciliation Year Ended December 31, 2022 (In millions) Reconciliation of Net income (loss) attributable to Targa Resources Corp. to Adjusted EBITDA Net income (loss) attributable to Targa Resources Corp. 1,195.5 Interest (income) expense, net (1) 446.1 Income tax expense (benefit) 131.8 Depreciation and amortization expense 1,096.0 (Gain) loss on sale or disposition of business and assets (9.6) Write-down of assets 9.8 (Gain) loss from financing activities (2) 49.6 (Gain) loss from sale of equity-method investment (435.9) Transaction costs related to business acquisition (3) 23.9 Equity (earnings) loss (9.1) Distributions from unconsolidated affiliates and preferred partner interests, net 27.2 Compensation on equity grants 57.5 Risk management activities 302.5 Noncontrolling interests adjustments (4) 15.8 Adjusted EBITDA $ 2,901.1 (1) Includes the change in estimated redemption value of the mandatorily redeemable preferred interests. (2) Gains or losses on debt repurchases or early debt extinguishments. INVESTOR PRESENTATION 25 (3) Includes financial advisory, legal and other professional fees, and other one-time transaction costs. (4) Noncontrolling interest portion of depreciation and amortization expense.

GENERAL INQUIRIES/CORPORATE HEADQUARTERS 811 LOUISIANA STREET, SUITE 2100 HOUSTON, TX 77002 Targa is a leading provider of midstream services as one of the largest independent midstream infrastructure OFFICE: 713.584.1133 companies in North America. Our operations are critical to the efficient, safe, and reliable delivery of energy across Email: InvestorRelations@TargaResources.com the United States and increasingly to the world. Our assets connect natural gas and natural gas liquids (NGLs) to domestic and international markets with growing demand for cleaner fuels and feedstocks. WWW.TARGARESOURCES.COM INVESTOR PRESENTATION 26